                                                                      Exhibit 11


                          DEAN WITTER, DISCOVER & CO.
                   COMPUTATION OF EARNINGS PER COMMON SHARE



                                                           Three Months Ended                 Nine Months Ended
                                                             September 30,                      September 30,
                                                           ------------------                 -----------------
                                                             1996       1995                    1996     1995
                                                           --------   -------                 -------   -------
Net Income                                                   $239.0    $218.7                  $723.6    $678.3
                                                             ======    ======                  ======    ======

Average common shares outstanding, excluding the dilutive
   effects of stock options and unissued stock awards         163.4     170.7                   165.6     170.1
                                                             ======    ======                  ======    ======

Earnings per common share:
Primary dilution basis (1)

   Earnings per common share                                 $ 1.42    $ 1.24                  $ 4.21    $ 3.87
                                                             ======    ======                  ======    ======

   Average common shares outstanding                          168.9     176.5                   171.7     175.2
                                                             ======    ======                  ======    ======

Full dilution basis (2)

   Earnings per common share                                   1.41      1.23                    4.21      3.83
                                                             ======    ======                  ======    ======

   Average common shares outstanding                          169.2     177.3                   171.9     176.9
                                                             ======    ======                  ======    ======
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(1)  Earnings per common share on a primary dilution basis for the three and nine months ended September 30, 1996 and 1995 was calculated using the weighted average price per share of the Company's common stock during the period, and included the dilutive effects of stock options and unissued stock awards under deferred compensation plans.

(2) Earnings per common share on a full dilution basis for the three and nine months ended September 30, 1996 and 1995 was calculated using the greater of the period-end price per share of the Company's common stock or the weighted average price per share of the Company's common stock during the period and included the dilutive effects of stock options and unissued stock awards under deferred compensation plans.